Exhibit 10.1

STANDARD SUBLEASE

(Short-form to be used with post 1995 AIREA leases)

(NOTE: DO NOT USE IF LESS THAN ENTIRE PREMISES ARE BEING SUBLET. FOR SITUATIONS

WHERE THE PREMISES ARE TO BE OCCUPIED BY MORE THAN ONE TENANT OR SUBTENANT USE

THE “STANDARD SUBLEASE–MULTI-TENANT” FORM)

1. Basic Provisions (“Basic Provisions”).

1.1 Parties: This Sublease (“Sublease”), dated for reference purposes only August 17, 2005 is made by and between Monterey Carpets, Inc., a Delaware corporation (“Sublessor”) and IMPCO Technologies, Inc., a Delaware corporation (“Sublessee”), (collectively the “Parties”, or Individually a “Party”).

1.2 Premises: That certain real property, including all improvements therein, and commonly known by the street address of 3030 South Susan Street, Santa Ana located in the County of Orange. State of California and generally described as (describe briefly the nature of the property) that certain 108,000+ square feet concrete tilt-up building including 4,000 square feet of second story offices on approximately 4.5+ acres of land (“Premises”).

1.3 Term: Thirteen (13) years and zero (0) months commencing September 1, 2005 (“Commencement Date”) and ending August 31, 2018 (“Expiration Date”).

1.4 Early Possession: N/A. (“Early Possession Date”).

1.5 Base Rent: $59,500.00 per month (“Base Rent”), payable on the first (1st) day of each month commencing December 1, 2005

☑	If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

1.6 Base Rent and Other Monies Paid Upon Execution:

(a) Base Rent: $59,500.00 for the period

(b) Security Deposit: $59,500.00 (“Security Deposit”).

(c) Association Fees: $0.00 for the period

(d) Other: $0.00 for

(e) Total Due Upon Execution of this Lease: $119,000.00

1.7 Agreed Use: Warehouse, manufacturing of automotive products, the uses described in Exhibit A to this Sublease and any other uses which are permitted in the Premises under applicable zoning laws provided Master Lessor has consented to such uses

1.8 Real Estate Brokers:

(a) Representation: The following real estate brokers ( the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):

☑	Grubb & Ellis Company represents Sublessor exclusively (“Sublessor’s Broker”);

☑	Colliers Seeley International, Inc. represents Sublessee exclusively (“Sublessee’s Broker”); or

☐	represents both Sublessor and Sublessee (“Dual Agency”).

(b) Payment to Brokers: Upon execution and delivery of this Sublease by both Parties. Sublessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement (or if there is no such agreement, the sum of                                  or                                         % of the total Base Rent) for the brokerage services rendered by the Brokers.

1.9 Guarantor. The obligations of the Sublessee under this Sublease shall be guaranteed by N/A (“Guarantor”).

1.10 Attachments. Attached hereto are the following, all of which constitute a part of this Sublease:

☑	an Addendum consisting of Paragraphs 14 through 26;

☐	a plot plan depicting the Premises;

☐	a Work Letter;

☑	a copy of the Master Lease;

☑	other (specify): Exhibits A, B and C

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2. Premises.

2.1 Letting. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Sublease. Unless otherwise provided herein, any statement of size set forth in this Sublease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less. Note: Sublessee is advised to verify the actual size prior to executing this Sublease.

2.2 Condition. Sublessor shall deliver the Premises to Sublessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), and any items which the Sublessor is obligated to construct pursuant to the Work Letter attached hereto, if any. other than those constructed by Sublessee, shall be in good operating condition on said date. If a non-compliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period. Sublessor shall, as Sublessor’s sole obligation with respect to such matter, except as otherwise provided in this Sublease, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Sublessor’s expense. The warranty periods shall be 30 days. If Sublessee does not give Sublessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Sublessee at Sublessee’s sole cost and expense.

2.3 Compliance. Sublessor warrants that any improvements, alterations or utility installations made or installed by or on behalf of Sublessor to or on the Premises Including, without limitation, the approximately five (5) batteries Installed by Sublessor on the Premises and removed by Sublessor prior to the Commencement Date comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances including, without limitation, any Hazardous Materials Laws (as defined in Section 10 4.6 of the Master Lease) (“Applicable Requirements”) in effect on the date that they were made or installed. Sublessor makes no warranty as to the use to which Sublessee will put the Premises or to modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Sublessee’s use. NOTE: Sublessee is responsible for determining whether or not the zoning and other Applicable Requirements are appropriate for Sublessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Sublessor shall, except as otherwise provided, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such non-compliance, rectify the same.

2.4 Acknowledgements. Sublessee acknowledges that (a) it has been advised by Sublessor and/or Brokers to satisfy itself with respect to the condition of the Premises (Including but not limited to the electrical. HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Sublessee’s intended use. (b) Sublessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Sublessor. Sublessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth In this Sublease. In addition, Sublessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Sublessee’s ability to honor the Sublease or suitability to occupy the Premises, and (ii) it is Sublessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5 Americans with Disabilities. Act In the event that as a result of Sublessee’s use, or intended use, of the Premises the Americans with Disabilities Act or any similar law requires modifications or the construction or installation of improvements in or to the Premises, Building, Project and/or Common Areas, the Parties agree that such modifications, construction or improvements shall be made at: ☐ Sublessor’s expense ☑ Sublessee’s expense.

3. Possession.

3.1 Delay in Commencement. Sublessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises by the Commencement Date.

3.2 Sublessee Compliance. Sublessor shall not be required to tender possession of the Premises to Sublessee until Sublessee complies with its obligation to provide evidence of insurance. Pending delivery of such evidence, Sublessee shall be required to perform all of its obligations under this Sublease from and after the Start Date. Including the payment of Rent, notwithstanding Sublessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Sublessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Sublessor may elect to withhold possession until such conditions are satisfied.

4. Rent and Other Charges.

4.1 Rent Defined. All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent (“Rent”). Rent shall be payable in lawful money of the United States to Sublessor at the

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address slated herein or to such other persons or at such other places as Sublessor may designate in writing.

4.2 Utilities. Sublessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon.

5. Security Deposit. The rights and obligations of Sublessor and Sublessee as to said Security Deposit shall be as set forth in Paragraph 5.7 of the Master Lease (as modified by Paragraph 7.3 of this Sublease).

6. Agreed Use. The Premises shall be used and occupied only for Warehouse, manufacturing of automotive products, the uses described in Exhibit A to this Sublease and any other uses which are permitted in the Premises under applicable zoning laws provided Master Lessor has consented to such uses and for no other purpose.

7. Master Lease.

7.1 Sublessor is the lessee of the Premises by virtue of a lease, hereinafter the “Master Lease”, wherein Lapco Industrial Parks, a California joint venture is the lessor, hereinafter the “Master Lessor”

7.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

7.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word “Landlord” is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word “Tenant” is used it shall be deemed to mean the Sublessee herein.

7.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom: 12.2, 12.3, 33 and 38, Section 3 of the First Amendment to Lease dated May 25, 2000 and Sections 5, 13 and 14 of the Second Amendment to Lease dated September 9, 2003.

7.5 The obligations that Sublessee has assumed under paragraph 7.4 hereof are hereinafter referred to as the “Sublessee’s Assumed Obligations”. The obligations that sublessee has not assumed under paragraph 7.4 hereof are hereinafter referred to as the “Sublessor’s Remaining Obligations”.

7.6 Sublessee shall hold Sublessor free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee’s failure to comply with or perform Sublessee’s Assumed Obligations.

7.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor’s Remaining Obligations and to hold Sublessee free and harmless from all liability, judgments, costs, damages, claims or demands arising out of Sublessor’s failure to comply with or perform Sublessor’s Remaining Obligations.

7.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any Party to the Master Lease.

8. Assignment of Sublease and Default.

8.1 Sublessor hereby assigns and transfers to Master Lessor Sublessor’s interest in this Sublease, subject however to the provisions of Paragraph 8.2 hereof.

8.2 Master Lessor, by executing this document, agrees that until a Default shall occur in the performance of Sublessor’s Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the Rent accruing under this Sublease. However, if Sublessor shall Default in the performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee, all Rent owing and to be owed under this Sublease. In the event, however, that the amount collected by Master Lessor exceeds Sublessor’s obligations any such excess shall be refunded to Sublessor. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the Rent from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor’s Remaining Obligations.

8.3 Sublessor hereby irrevocably authorizes and directs Sublessee upon receipt of any written notice from the Master Lessor stating that a Default exists in the performance of Sublessor’s obligations under the Master Lease, to pay to Master Lessor the Rent due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such Rent to Master Lessor without any obligation or right to inquire as to whether such Default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such Rent so paid by Sublessee.

8.4 No changes or modifications shall be made to this Sublease without the consent of Master Lessor.

9. Consent of Master Lessor.

9.1 In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be effective unless, within 40 30 days of the date hereof, Master Lessor signs this Sublease thereby giving its consent to this Subletting.

9.2 In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties then neither this Sublease, nor the Master Lessor’s consent, shall be effective unless, within 10 days of the date hereof, said guarantors sign this Sublease thereby giving their consent to this Sublease.

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9.3 In the event that Master Lessor does give such consent then:

(a) Such consent shall not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

(b) The acceptance of Rent by Master Lessor from Sublessee or any one else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.

(c) The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.

(d) In the event of any Default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or any one else liable under the Master Lease or this Sublease without first exhausting Master Lessor’s remedies against any other person or entity liable thereon to Master Lessor.

(e) Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor or any one else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.

(f) In the event that Sublessor shall Default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid Rent nor any Security Deposit paid by Sublessee, nor shall Master Lessor be liable for any other Defaults of the Sublessor under the Sublease.

(g) Unless directly contradicted by other provisions of this Sublease, the consent of Master Lessor to this Sublease shall not constitute an agreement to allow Sublessee to exercise any options which may have been granted to Sublessor in the Master Lease.

9.4 The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.

9.5 Master Lessor acknowledges that, to the best of Master Lessor’s knowledge, no Default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.

9.6 In the event that Sublessor Defaults under its obligations to be performed under the Master Lease by Sublessor. Master Lessor agrees to deliver to Sublessee a copy of any such notice of default Sublessee shall have the right to cure any Default of Sublessor described in any notice of default within ten days after service of such notice of default on Sublessee. If such Default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.

10. Representations and indemnities of Broker Relationships. The Parties each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Sublease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith. Sublessee and Sublessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

11. Attorney’s fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in fort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such, proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred in addition. Sublessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

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12. No Prior or Other Agreements; Broker Disclaimer. This Sublease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Sublessor and Sublessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Sublease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys’ fees), of any Broker with respect to negotiation, execution, delivery or performance by either Sublessor or Sublessee under this Sublease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Sublease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY REAL ESTATE BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS SUBLEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR SUBLESSEE’S INTENDED USE.

WARNING: IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE SUBLEASE MAY NEED TO BE REVISED TO COMPLY WITH LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED

Executed at:	Executed at:	CERRITOS, CA
On:	On:	AUGUST 17, 2005

By Sublessor:	By Sublessee:
Monterey Carpets, Inc.,	IMPCO Technologies, Inc.,
a Delaware corporation	a Delaware corporation

By:	By:	/s/ BRAD GARNER
Name Printed:	Name Printed:	BRAD GARNER
Title:	Title:	COP

By:	By:	/s/ THOMAS M. COSTALES
Name Printed:	Name Printed:	THOMAS M. COSTALES
Title:	Title:	CFO
Address: ___________________________________	Address:	16804 GRIDLEY PLACE CERRITOS, CA 90703
Telephone:(562) 860-6666 Facsimile:(562) 924-8069 Federal ID No. 91-1039211
Telephone:( )
Facsimile:( )
Federal ID No.

BROKER:	BROKER:

Grubb & Ellis Company	Colliers Seeley International, Inc.

Attn:	Attn:
Title:	Title:
Address:	Address:

Telephone:( )	Telephone:( )
Facsimile:( )	Facsimile:( )
Federal ID No.	Federal ID No

Consent to the above Sublease is hereby given.

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Executed at:	Executed at:

On:	On:

By Master Lessor:	By Guarantor(s):
Lapco Industrial Parks,	By:

a California joint venture	Name Printed:

Address:

By:

Name Printed:

Title:

By:

Name Printed:

By:	Address:

Name Printed:

Title:

Address:

Telephone:( )

Facsimile:( )

Federal ID No.

NOTE: These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: AIR COMMERCIAL REAL ESTATE ASSOCIATION, 700 So. Flower St. Suite 600, Los Angeles, CA 90017- (213) 687-8777.

©Copyright 1997 By AIR Commercial Real Estate Association. All rights reserved. No part of these works may be reproduced in any form without permission in writing.

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ADDENDUM

This document shall constitute an Addendum (this “Addendum”) to the AIREA Standard Sublease, dated August 17, 2005 (the “Sublease”), between MONTEREY CARPETS, INC., a Delaware corporation (“Sublessor”) and IMPCO TECHNOLOGIES, INC., a Delaware corporation (“Sublessee”) with respect to the premises located at 3030 South Susan Street, Santa Ana, California (“Premises”). The following provisions are added to the Sublease. All terms set forth in the Sublease shall be deemed fully incorporated herein. In the event of any contradiction or ambiguity between the terms set forth herein and the Sublease or Master Lease, the terms set forth herein shall control.

14. Rent Abatement.

(a) All rent under the Sublease including, without limitation, Basic Rent, Operating Expenses and Real Property Taxes, will be conditionally abated for the first three (3) months of the Term of the Sublease (“Conditional Rent”), Conditional Rent means that rent including, without limitation, Basic Rent, Operating Expenses and Real Property Taxes, payable with respect to the Premises during such period accrues as a contingent obligation of Sublessee to Sublessor but is not payable unless a default by Sublessee occurs under the Sublease during the first three (3) months of the Term of the Sublease. Upon the occurrence of a default by Sublessee under the Sublease during the first three (3) months of the Term of the Sublease, Conditional Rent will automatically become immediately due and payable to Sublessor without notice or demand or any kind. If no default by Sublessee under the Sublease occurs during the first three (3) months of the Term of the Sublease, Sublessee’s contingent obligation to pay such Conditional Rent will automatically terminate on the last day of such three (3) month period and Sublessee will be released from such obligation.

(b) If Sublessor is unable to deliver possession of the Premises to Sublessee within thirty (30) days after the Commencement Date (the “Outside Delivery Date”), Sublessee shall be entitled to a rent credit in the form of an abatement (which shall be in addition to the three (3) months’ Rent abatement provided in Section 14(a) above), in an amount equal to one day’s total Rent including, without limitation, Basic Rent, Operating Expenses and Real Property Taxes, for each day of delay after the Outside Delivery Date until Sublessor delivered possession of the Premises to Subtenant as required under the Sublease.

15. Rent Adjustment. Base Rent shall be increased by three percent (3%) every twelve (12) months during the Term of the Sublease, commencing on the twelve (12) month anniversary of the Commencement Date.

16. Contingencies. The effectiveness of the Sublease is contingent upon Master Lessor consenting to the Sublease in writing within forty-five (45) days after the date of the Sublease. If such contingency is not satisfied, then either Sublessor or Sublessee may by written notice to the other terminate the Sublease, in which event Sublessor shall return to Sublessee all prepaid amounts and neither party shall have any liability to the other under the Sublease; provided, however, that Sublessee agrees that it shall not thereafter lease or attempt to lease the Premises directly from Master Lessor.

17. Replacement; Repair. Master Lessor shall at its sole cost and expense replace the roof membrane of the Premises not later than March 31, 2006. Sublessor shall at its sole cost and expense replace the areas of carpeting in the Premises depicted on Exhibit B to the Sublease not later than the

Commencement Date. Notwithstanding anything to the contrary contained in the Master Lease or the Sublease, Master Lessor shall maintain the roof membrane at the sole cost and expense of Sublessor until the roof membrane is replaced in accordance with the previous sentence.

18. Cleaning and Painting.

(a) Not later than the Commencement Date, Sublessor shall at its sole cost and expense (a) clean or cause to be cleaned all carpet in the Premises that is not being replaced pursuant to Section 17 above and (b) paint the lobby and exterior entry leading to the building on the Premises.

(b) Sublessor shall pay all of the costs charged by Master Lessor for the first painting of the exterior of the Building performed by Master Lessor after the Commencement Date pursuant to Section 16.1.2 of the Master Lease. The costs of all subsequent paint jobs undertaken by Master Lessor pursuant to Section 16.1.2 of the Master Lease shall be the sole responsibility of Sublessee.

19. Personal Property.

(a) During the Term of the Sublease, Sublessee shall have the right to use, at no additional charge, the following personal property of Sublessor (“Sublessor’s Personal Property”) in the Premises to the extent such personal property is located on the Premises on the date of the Sublease:

(i) Complete telephone (including, without limitation, handsets) and computer wiring system;

(ii) Complete fire prevention system;

(iii) Alarm security system;

(iv) Time clock system;

(v) Complete furniture including the following:

(A) Office furniture (desks, cabinets, shelves, cubicles, etc.);

(B) Conference rooms with accessories (tables, chairs, shelves and projection screens);

(C) Kitchenette with accessories (tables, chairs, refrigerator and microwave);

(D) Restroom fixtures; and

(E) Televisions;

(vi) All lighting fittings and controls;

provided, however, that voicemail, computer servers or any other computer or electronic equipment shall not be provided by Sublessor. Sublessor’s Personal Property is shown in Exhibit C to the Sublease. All right, title and interest in Sublessor’s Personal Property shall be in and remain with Sublessor and no right, title or interest in Sublessor’s Personal Property shall pass to Sublessee other than the right to possess and use Sublessor’s Personal Property for the Term of the Sublease.

(b) Sublessee shall: (a) maintain conspicuously on any of Sublessor’s Personal Property such labels, plates, decals or other markings as Sublessor may reasonably require, stating that Sublessor is the owner of such Personal Property; (b) furnish to Sublessor such information concerning the condition, location, use and operation of Sublessor’s Personal Property as Sublessor reasonably may request; (c) make no additions, alterations, modifications or improvements to any item of Sublessor’s Personal Property without Sublessor’s prior written consent; (d) not, directly or

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indirectly, create, incur or permit to exist any lien, encumbrance, mortgage, pledge, attachment or security interest on or with respect to Sublessor’s Personal Property (except those of persons claiming by, through or under Sublessor); (e) use Sublessor’s Personal Property solely in the conduct of Sublessee’s business and keep Sublessor’s Personal Property in the Premises; (f) give and record such notices and to take such other action at its own expense as may be necessary to prevent any third party (other than an assignee of Sublessor) from acquiring or having the right under any circumstances to acquire any interest in Sublessor’s Personal Property; and (g) pay when due all license fees, assessments, and sales, use, property, excise, privilege and other taxes (including any related interest or penalties) or other charges or fees now or hereafter imposed by any governmental body or agency upon any of Sublessor’s Personal Property, or with respect to the manufacturing, ordering, shipment, purchase, ownership, delivery, installation, leasing, operation, possession, use, return, or other disposition thereof or the rentals hereunder (other than taxes on or measured solely by the net income of Sublessor).

(c) SUBLESSEE ACKNOWLEDGES THAT SUBLESSOR IS NOT THE MANUFACTURER OR SUPPLIER OF SUBLESSOR’S PERSONAL PROPERTY, NOR THE AGENT THEREOF, AND THAT SUBLESSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO ANY MATTER WHATSOEVER IN CONNECTION WITH SUBLESSOR’S PERSONAL PROPERTY, INCLUDING WITHOUT LIMITATION, THE MERCHANTABILITY OF SUBLESSOR’S PERSONAL PROPERTY, ITS FITNESS FOR A PARTICULAR PURPOSE, ITS DESIGN OR CONDITION, ITS CAPACITY OR DURABILITY, OR THE QUALITY OF THE MATERIAL OR WORKMANSHIP IN THE MANUFACTURE OR ASSEMBLY OF SUBLESSOR’S PERSONAL PROPERTY. Sublessor is not responsible for any repairs or service to Sublessor’s Personal Property, defects therein or failures in the operation thereof. For so long as Sublessee performs each and all of its obligations under this Sublease, Sublessee shall be the beneficiary of, and shall be entitled to, all rights under any applicable manufacturer’s or vendor’s warranties with respect to Sublessor’s Personal Property, to the extent permitted by law. If Sublessor’s Personal Property does not operate as warranted, becomes obsolete, or is unsatisfactory for any reason whatsoever, Sublessee shall make all claims on account thereof solely against the manufacturer or supplier and not against Sublessor, and Sublessee shall nevertheless pay all Rent payable under this Sublease. Sublessor shall have no liability in connection with or arising out of the ownership, leasing, furnishing, performance or use of Sublessor’s Personal Property or any special, indirect, incidental or consequential damages of any character, including, without limitation, loss of use of production facilities or equipment, loss of profits, property damage or lost production, whether suffered by Sublessee or any third party.

(d) If all or any portion of an item of Sublessor’s Personal Property becomes lost, stolen, destroyed, damaged beyond repair or rendered permanently unfit for use for any reason, or in the event of any condemnation, confiscation, theft or seizure or requisition of title to or use of such item, Sublessee shall either immediately pay to Sublessor an amount equal to the then fair market value of such item of Sublessor’s Personal Property.

20. Late Charges. Sublessee hereby acknowledges that late payment by Sublessee of Rent will cause Sublessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Sublessor by any Lender. Accordingly, if any Rent shall not be received by Sublessor within 5 days after such amount shall be due, then, without any requirement for notice to Sublessee, Sublessee shall immediately pay to Sublessor a one-time late charge equal to 10% of each such overdue amount or $100, whichever is greater. Sublessor and

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Sublessee hereby agree that such late charge represents a fail and reasonable estimate of the costs Sublessor will incur by reason of such late payment. Acceptance of such late charge by Sublessor shall in no event constitute a waiver of Sublessee’s default or breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable thereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Sublessor’s option, become due and payable quarterly in advance.

21. Interest. Any monetary payment due Sublessor under the Sublease, other than late charges, not received by Sublessor, when due as to scheduled payments (such as Base Rent) or within thirty (30) days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The interest (“Interest”) charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Section 21.

22. Definition of Default. As used in the Sublease, “Default” shall mean any of the events described in Section 24.1 of the Master Lease.

23. Indemnities.

(a) Sublessor Indemnity. Notwithstanding anything to the contrary in the Sublease, Sublessor shall indemnity, defend (with counsel reasonably approved by Sublessee), and hold Sublessee harmless from any loss, cost, liability, damage or expense including, but not limited to, penalties, fines, and actual attorneys’ fees and costs (collectively, “Claims”) arising from any breach or default in the performance of any obligation to be performed by Sublessor under the Sublease, or arising from any negligent act, fault or omission of Sublessor or of its agents, employees or contractors, and from and against all costs, attorneys’ fees, expenses, and liabilities incurred in, or arising out of, any such Claims or any action or proceeding brought thereon including, without limitation, any Claim incurred by Sublessee related to any Hazardous Materials handled, transported, stored, treated, disposed of or used by Sublessor including, without limitation, any Claim related to the batteries installed and removed by Sublessor on the Premises, except to the extent such liability arises from the willful misconduct or gross negligence of Sublessee.

(b) Sublessee Indemnity. Notwithstanding anything to the contrary in the Sublease, Sublessee shall indemnify, defend (with counsel reasonably approved by Sublessor), and hold Sublessor harmless from any Claims arising from any breach or default in the performance of any obligation to be performed by Sublessee under the Sublease, or arising from any negligent act, fault or omission of Sublessee or of its agents, employees or contractors, and from and against all costs, attorneys’ fees, expenses, and liabilities incurred in, or arising out of, any such Claims or any action or proceeding brought thereon including, without limitation, any Claim incurred by Sublessee related to any breach of Section 10.4 of the Sublease (as modified by Section 7.3 of the Sublease) by Sublessee, except to the extent such liability arises from the willful misconduct or gross negligence of Sublessor.

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24. Consent to Certain Work. Sublessor consents to the following work to be performed by Sublessee in the Premises:

(a) installation of a 10’ X 10’ loading door in the north wall approximately 30’ west of the east Susan Street wall;

(b) construction of six (6) Dyno rooms approximately 10’ X 14’ up to 16’ X 20’ within the warehouse as described in Exhibit A of the Sublease; and

(c) enhancement of the existing warehouse restrooms.

25. Non-Disturbance Agreement. Sublessor shall use commercially reasonable efforts to cause Master Lessor to use commercially reasonable efforts to obtain a non-disturbance agreement in favor of Sublessee from Master Lessor’s lender as soon as reasonably practicable following execution of the Sublease

26. General Provisions: This Addendum shall be deemed to have been mutually drafted by the parties. Any ambiguities or interpretations shall not be construed against either party. Except as amended by this Addendum, in case of any conflicting or contradictory provisions contained herein to the terms and provisions of the Sublease or Master Lease, this Addendum shall prevail and the parties hereto do ratify and confirm the Sublease in all respects, and agree to perform and be bound by the terms of the Sublease as amended by this Addendum. If at any time any provision of the Sublease or this Addendum is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of the Sublease or this Addendum nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

Dated: August 17, 2005	“Sublessor”

MONTEREY CARPETS, INC.

By:
Name:
Title:

Dated: August 17, 2005	“Sublessee”

IMPCO TECHNOLOGIES, INC.:

	By:	/s/ THOMAS M. COSTALES
	Name:	THOMAS M. COSTALES
	Title:	CFO

	By:	/s/ BRAD GARNER
	Name:	BRAD GARNER
	Title:	COO

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